Exhibit 99.5

.NNNNNNNNNNNN +Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 www.computershare.com/investorMR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6CN12N345N678N90 NJ NTTax ID certification on file: <Certified Y/N>TOTAL SHARES 12345678901234 TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL To accompany certificates, if any, of common shares, $0.01 par value per share (“Sirius shares”), of Sirius International Insurance Group, Ltd. This Form of Election and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated as of August 6, 2020 (the “Merger Agreement”), by and among Sirius International Insurance Group, Ltd. (“Sirius”), Third Point Reinsurance Ltd. (“Third Point Re”) and Yoga Merger Sub Limited, a wholly owned subsidiary of Third Point Re (“Merger Sub”), pursuant to which Merger Sub will merge with and into Sirius, with Sirius continuing as a wholly owned subsidiary of Third Point Re (the “Merger”). This Election Form permits you to make an election as to the type of consideration (Cash Consideration, Share & CVR Consideration and/or Mixed Consideration (in each case, as defined and described on page 3 of the Election Form, under “Election Options”)) that you wish to receive in connection with the Merger. This Election Form may be used to make an election with respect to Sirius shares that you hold, as listed below. To be effective, this Election Form must be received by Computershare, the Exchange Agent, by no later than 5:00 p.m. (Bermuda time) on the date that is ten business days prior to the date of the closing of the Merger, unless extended (the “Election Deadline"). The Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of shareholders of Sirius and TPRE, and the receipt of regulatory approvals as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the conditions to the completion of the Merger will be satisfied or waived or that the transaction will be completed. With respect to certificated shares, this Election Form must be received by Computershare together with the certificate(s) representing all Sirius shares to which this Election Form relates. Any Sirius shares held beneficially, including through The Depository Trust Company, must be submitted by your broker, bank or other nominee. Third Point Re and Sirius will publicly announce the Election Deadline and any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC. Your Sirius Stock Certificates: Please locate and surrender the listed certificates. Certificate Numbers Shares Certificate Numbers SharesXXXX1234567812345678901234XXXX12345678 12345678901234XXXX12345678 12345678901234XXXX12345678 12345678901234XXXX12345678 12345678901234XXXX12345678 12345678901234You hold more than 10 certificates, not all certificates can be listed on this form.XXXX12345678 12345678901234XXXX12345678 12345678901234XXXX12345678 12345678901234XXXX12345678 12345678901234Other Certificate Total 12345678901234Total Certificated Shares 12345678901234Shares Held By Us 12345678901234Total Shares 123456789012341 2 3 4 5 6 7 8 9 0 1 2 3 403C2WC2 E L CPage 1C O Y C C L S +

.Complete the box(es) on the next page to make an election. The undersigned understands and acknowledges that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. If you fail to make a valid election for any reason, you will be deemed to have made a non-election and will be deemed to have made a share & CVR election (as defined below) with respect to your Sirius shares. Important Information About the Transaction and Where to Find It This Election Form may be deemed to be solicitation material in respect of the Merger. In connection with the proposed transaction with Sirius, Third Point Re has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”) that includes a joint proxy statement of Sirius and Third Point Re (the “Proxy Statement/Prospectus”) and that also constitutes a prospectus of Third Point Re. Sirius and Third Point Re may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or Registration Statement or any other document which Sirius or Third Point Re may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Sirius or Third Point Re through the website maintained by the SEC at www.sec.gov, Sirius’ website at www.siriusgroup.com, or Third Point Re’s website at www.thirdpointre.com. In addition, the documents may be obtained free of charge by contacting the investor relations department of Sirius or the proxy solicitation agent for Third Point Re at the following:Sirius International Insurance Group, Ltd. Georgeson LLC Sirius Group, Investor Relations 1290 Avenue of the Americas, 9th Floor Phone: 212-312-2525 New York, New York 10104 Email: Investor.Relations@siriusgroup.com Shareholders, Banks and Brokers Call Toll Free: 866-828-4304 A special general meeting of Sirius’ shareholders of record as of October 1, 2020 has been scheduled for November 23, 2020 for purposes of obtaining Sirius’ shareholders’ approval of the Merger and the other proposals discussed in the Proxy Statement/Prospectus (the “Sirius Special Meeting”). Sirius has previously mailed to you, and you should have previously received, a separate package containing the definitive Proxy Statement/Prospectus (which includes a copy of the Merger Agreement as Annex A thereto) as well as a proxy card to vote your Sirius shares at the Sirius Special Meeting. Participants in the Solicitation Sirius, Third Point Re and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Sirius’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is set forth in Sirius’ annual report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 5, 2020, as amended by Amendment No. 1 to its annual report on Form 10-K, filed on April 21, 2020. Information regarding Third Point Re’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is set forth in Third Point Re’s proxy statement for its annual general meeting of shareholders, filed on April 27, 2020, and Third Point Re’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020. A more complete description is available in the Registration Statement and the Proxy Statement/Prospectus. No Offer or Solicitation This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.Page 2

.NNNNNNNNNNNN +ELECTION OPTIONSI hereby elect to receive the following as consideration for my Sirius shares, as applicable, as set forth in more detail in the Merger Agreement (Mark only ONE box):CASH ELECTION (cash for EACH Sirius share (the “Cash Consideration”))Mark this box to elect to receive Cash Consideration (“cash election”) with respect to ALL of your Sirius shares.SHARE & CVR ELECTION ((i) shares of Third Point Re common shares (plus cash in lieu of any fractional shares) and (ii) one contingent value right for EACH Sirius share (the “Share & CVR Consideration”)) Mark this box to elect to receive Share & CVR Consideration (“share & CVR election) with respect to ALL of your Sirius shares. MIXED ELECTION ((i) cash, (ii) shares of Third Point Re common shares (plus cash in lieu of any fractional shares), (iii) shares of Third Point Re Series A Preference Shares, (iv) warrants of Third Point Re and (v) an upside right of Third Point Re for EACH Sirius share (the “Mixed Consideration”))Mark this box to elect to receive Mixed Consideration (“mixed election”) with respect to ALL of your Sirius shares.VARIED ELECTION (Cash Consideration for a portion of your Sirius shares, Share & CVR Consideration for a portion of your Sirius shares and Mixed Consideration for a portion of your Sirius shares)Mark this box to elect to make a cash election with respect to a portion of your Sirius shares, a share & CVR election with respect to a portion of your Sirius shares and/or a mixed election with respect to a portion of your Sirius shares. Please fill in the blank to the right to designate the number of whole Sirius shares that you want converted into the right to receive Cash Consideration, and the number of whole Sirius shares that you want converted into the right to receive Share & CVR Consideration and the number of whole Sirius shares that you want converted into the right to receive Mixed Consideration. If you designate a number of Sirius shares, in the aggregate, greater than the total number of Sirius shares listed on the first page of this Election Form, you will be deemed to have made a SHARE & CVR ELECTION with respect to ALL of your Sirius shares. If you designate a number of Sirius shares, in the aggregate, less than the total number of Sirius shares listed on the first page of this Election Form, you will be deemed to have made a SHARE & CVR ELECTION with respect to any such Sirius shares not designated.Number of shares to receive cash considerationNumber of shares to receive Share & CVR ConsiderationNumber of shares to receive Mixed ConsiderationNO ELECTION (No preference with respect to the receipt of Cash Consideration, Share & CVR Consideration or Mixed Consideration) Mark this box to make no election with respect to your Sirius shares. You will be deemed to have made a “NO ELECTION” if: A. You fail to follow the instructions on the Election Form or otherwise fail to properly make an election; B. A properly completed Election Form together with your stock certificate(s), if any, is not actually received by the Exchange Agent on or before the Election Deadline; C. You properly and timely revoke a prior election without making a new election; or D. You check the “No Election” box above. IMPORTANT: The aggregate value of the consideration you receive may depend in part on the price per share on the NYSE of Third Point Re common shares during the period prior to when the merger is completed. In particular, if you elect to receive Mixed Consideration, the value of Third Point Re common shares and Third Point Re Series A Preference Shares cannot be determined until three days prior to the date the Merger is completed. Therefore, the value of the consideration when received may be different than its estimated value at the time you make your election. The tax consequences of the Merger to you will depend on whether you receive Cash Consideration, Share & CVR Consideration, Mixed Consideration or a combination of each of the foregoing for your Sirius shares. You should consult your personal tax advisor before making an election. The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described Sirius shares and that when accepted for exchange by Third Point Re, Third Point Re will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution, upon closing of the Merger, to exchange Sirius shares, as applicable, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for Cash Consideration, Share & CVR Consideration and/or Mixed Consideration. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1 and B.2. Signature of owner Signature of co-owner, if anyArea Code/Phone NumberMEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instructions B.6 and B.7. Required only if Special Payment and Delivery Form is completed. Authorized SignatureName of FirmAddress of Firm – Please Print1 2 3 4 5 6 7 8 9 0 1 2 3 44 4 E L CPage 3C O Y C C L S +

SPECIAL PAYMENT AND DELIVERY FORM

The consideration for your Sirius shares will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions B.1, B.2, and B.6)	Special Delivery Instructions (See Instruction B.2 and B.4)
To be completed ONLY if the consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.	To be completed ONLY if the consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.
Name(s): ______________________ (Please Print)	Name(s): ______________________ (Please Print)
Address: ______________________ ______________________ ______________________	Address: ______________________ ______________________ ______________________
Telephone Number: ______________________	Telephone Number: ______________________

Also: Complete the appropriate Internal Revenue Service Form W-9 (available at https://www.irs.gov/pub/irs-pdf/fw9.pdf) or Form W-8, as applicable.

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.NNNNNNNNNNNNA. Special ConditionsINSTRUCTIONS1. Time in which to Make an Election. To be effective, a properly completed Form of Election Form and Letter of Transmittal (an “Election Form”) must be received by Computershare, the Exchange Agent, no later than 5:00 p.m. (Bermuda time) on the date that is ten business days prior to the date of the closing of the Merger, unless extended (the “Election Deadline”). The Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of shareholders of Sirius, receipt of requisite approval of shareholders of Third Point Re and the receipt of regulatory approvals as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the conditions to the completion of the Merger will be satisfied or waived or that the transaction will be completed. Third Point Re and Sirius will publicly announce the Election Deadline and any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC. Holders of Sirius shares who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their Sirius shares to which the Election Form relates. Holders of Sirius shares who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. Holders of Sirius shares who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election will be considered a Non-Electing Holder (see Instruction A.7 below). You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has received from you all necessary documentation. 2. Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of shares you hold either in certificated form or in electronic, book-entry form. 3. Election Options. On page 3 of the Election Form, under “Election Options,” indicate whether you would like to receive in exchange for your Sirius shares (i) Cash Consideration, (ii) Share & CVR Consideration, (iii) Mixed Consideration, (iv) a combination of the forgoing, or (v) “No Election.” Mark only one box. 4. Change or Revocation of Election. A holder of Sirius shares who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. A holder of Sirius shares who has made an election may at any time prior to the Election Deadline revoke such election with respect to all or a portion of such Sirius shares by submitting to the Exchange Agent written notice of such revocation that is received by the Exchange Agent prior to the Election Deadline. 5. Joint Forms of Election. Holders of Sirius shares who make a joint election will be considered to be a single holder of such shares. An Election Form including such a joint election (“Joint Election Form”) may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted as a Joint Election Form, each record holder of Sirius shares covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so. 6. Forms of Election for Nominees. Any record holder of Sirius shares who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of Sirius shares owned by such record holder. However, upon the request of Third Point Re, any such record holder will be required to certify to the satisfaction of Third Point Re that such record holder holds such Sirius shares as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Sirius for purposes of allocation of consideration to be issued upon consummation of the Merger. 7. Shares as to Which No Election is Made. Holders of Sirius shares who mark the “No Election” box on the Election Form, or who fail to submit a properly completed Election Form together with any certificate(s) representing their Sirius shares by the Election Deadline, or who revoke their previously submitted Election Form and thereafter fail to submit a properly completed Election Form together with any certificate(s) representing their Sirius shares (each of the foregoing, a “Non-Electing Holder”), shall have their Sirius shares converted into the right to receive the Share & CVR Consideration with respect to all of their Sirius shares. In addition, a holder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Holder with respect to those shares for which an election is not made, and will be entitled to receive the Share & CVR Consideration with respect to those shares.Page 5

.8. Termination of Merger Agreement. In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing the Sirius shares after being notified of such termination by Third Point Re or Sirius. In such event, Sirius shares held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing Sirius shares held directly by Sirius shareholders will be returned by registered mail. 9. Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline. If delivering by U.S. mail: If delivering by courier: Computershare Trust Company, N.A. Computershare Trust Company, N.A. c/o Voluntary Corporate Actions c/o Voluntary Corporation Actions P.O. Box 43011 150 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021 By signing and delivering this Election Form and surrendering the certificate(s) of Sirius shares herewith delivered to the Exchange Agent, the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 106(g) of the Bermuda Companies Act with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the Sirius shares. Do not send your election materials to Third Point Re or Sirius because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent. B. General 1. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the Sirius shares described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in Instruction B.6 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States. 2. Special Payment and Issuance Instructions. If checks are to be payable or shares of Third Point Re common shares or the other non-cash forms of consideration contemplated under the Merger Agreement are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.6 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in Instruction B.6 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. 3. Stock Transfer Taxes. It will be a condition to the issuance of any check or shares of Third Point Re common shares or the other non-cash forms of consideration contemplated under the Merger Agreement in any name(s) other than the name(s) in which the Sirius shares is (are) registered that the person(s) requesting the issuance of such check or shares of Third Point Re common shares or the other non-cash forms of consideration contemplated under the Merger Agreement either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.Page 6

.NNNNNNNNNNNN4. Special Delivery Instructions. If checks or certificates representing shares of Third Point Re common shares or the other non- cash forms of consideration contemplated under the Merger Agreement are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. 5. Lost Certificate. If your certificate(s) representing Sirius shares has (have) been lost, stolen or destroyed, contact Sirius’ Transfer Agent, Continental Stock Transfer & Trust Company, prior to submitting the Election Form. You may also be required to make an affidavit and post a bond in respect of such certificate(s) in accordance with the terms of the Merger Agreement prior to receiving the applicable merger consideration. 6. Guarantee of Signatures. No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution. 7. Book-entry Shares. Your Sirius shares that have been issued through Sirius’ direct registration service program, an electronic, book-entry system that records stock ownership in place of traditional stock certificates, still require you to complete and deliver the Election Form should you wish to participate in the election.Page 7

.FREQUENTLY ASKED QUESTIONS 1. Why have I been sent an Election Form and Letter of Transmittal? This Election Form and Letter of Transmittal (this “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated as of August 6, 2020 (the “Merger Agreement”), by and among Sirius International Insurance Group, Ltd. (“Sirius”), Third Point Reinsurance Ltd. (“Third Point Re”) and Yoga Merger Sub Limited, a wholly owned subsidiary of Third Point Re (“Merger Sub”), pursuant to which Merger Sub will merge with and into Sirius, with Sirius continuing as a wholly owned subsidiary of Third Point Re (the “Merger”). You are receiving this Election Form because you own Sirius shares. This Election Form permits you to make an election as to the type of consideration (Cash Consideration, Share & CVR Consideration and/or Mixed Consideration (in each case, as defined and described on page 3 of the Election Form, under “Election Options”)) that you wish to receive in connection with the Merger. This Election Form may be used to make an election with respect to Sirius shares that you hold, as listed on the first page of this Election Form. At your election, you will have the right to receive the Cash Consideration, Share & CVR Consideration and/or Mixed Consideration, without interest and less any applicable withholding taxes, for the Sirius shares that you own. Third Point Re has filed a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register the Third Point Re common shares, Third Point Re Series A Preference Shares, Warrants, Upside Rights and CVRs that will be issued to shareholders of Sirius in connection with the Merger. The Registration Statement includes a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) regarding the Merger. A copy of the Proxy Statement/Prospectus is included with this Election Form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Sirius or Third Point Re through the website maintained by the SEC at www.sec.gov, Sirius’ website at www.siriusgroup.com, or Third Point Re’s website at www.thirdpointre.com. 2. How do I complete the Election Form? Instructions for completing the Election Form are set forth above. When completed, please sign and date the Election Form and send it to the Exchange Agent in the enclosed envelope along with your share certificate(s) (if applicable) so that you can make your election as to the type of consideration that you wish to receive in connection with the Merger or make no election in respect thereof. Please see Question 15 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your Sirius shares are held jointly, signatures of both owners are required. Consistent with the terms of the Merger Agreement, the Election Form authorizes the Exchange Agent, upon the closing of the Merger, to take all actions necessary to accomplish the delivery of the shares of Third Point Re common shares and/or the other forms of consideration contemplated under the Merger Agreement in exchange for your Sirius shares. Please return your share certificate(s) (if applicable) along with the Election Form in the enclosed envelope. 3. How do I make an election if my Sirius shares are held in “street name” by my bank, brokerage firm or other nominee? If you hold your Sirius shares in “street name” through a bank, brokerage firm or other nominee, referred to as a “nominee,” you should instruct such nominee what election to make on your behalf by carefully following the instructions that you will receive from your nominee. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election. Please contact your nominee with any questions. 4. What is the deadline for making an election? To be effective, a properly completed Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m. (Bermuda time) on the date that is ten business days prior to the date of the closing of the Merger, unless extended (the “Election Deadline”). The Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of shareholders of Sirius and TPRE, and the receipt of regulatory approvals as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the conditionsPage 8

.NNNNNNNNNNNNto the completion of the Merger will be satisfied or waived or that the transaction will be completed. Third Point Re and Sirius will publicly announce the Election Deadline and any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC. Holders of Sirius shares who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their Sirius shares to which the Election Form relates. Holders of Srius shares who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. Holders of Sirius shares who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election will be considered a Non-Electing Holder (see Instruction A.7 above). You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has received from you all necessary documentation. 5. What if I do not send a form of election or it is not received? Holders of Sirius shares who mark the “No Election” box on the Election Form, or who fail to submit a properly completed Election Form together with any certificate(s) representing their Sirius shares by the Election Deadline, or who revoke their previously submitted Election Form and thereafter fail to submit a properly completed Election Form together with any certificate(s) representing their Sirius shares (each of the foregoing, a “Non-Electing Holder”), will have their Sirius shares converted into the right to receive the Share & CVR Consideration with respect to all of their Sirius shares. In addition, a holder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Holder with respect to those shares for which an election is not made, and will be entitled to receive the Share & CVR Consideration with respect to those shares. You bear the risk of proper and timely delivery of all the materials that you are required to submit to the exchange agent in order to properly make an election. 6. What does it mean if I receive more than one set of election materials? You may receive additional Election Forms with respect to Sirius shares held by you in another manner or in another name. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of election materials. You must complete, sign, date and return all of the Election Forms or follow the instructions for any alternative election procedure on each Election Form you receive in order to make an election for all of the shares you own. Each Election Form you receive comes with its own prepaid return envelope; make sure you return each Election Form in the return envelope that accompanies that Election Form. 7. Can I change or revoke my election after my Election Form has been submitted? Yes. A holder of Sirius shares who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. A holder of Sirius shares who has made an election may at any time prior to the Election Deadline revoke such election with respect to all or a portion of such Sirius shares by submitting to the Exchange Agent written notice of such revocation that is received by the Exchange Agent prior to the Election Deadline 8. What happens if I am eligible to receive a fraction of a share of Third Point Re common shares as part of the merger consideration? If the aggregate number of shares of Third Point Re commons shares that you are entitled to receive as part of the merger consideration includes a fraction of a share of Third Point Re commons shares, you will receive cash in lieu of that fractional share in accordance with the terms of the Merger Agreement. 9. If the merger is completed, how will I receive the merger consideration for my shares? If you are the record holder of your Sirius shares, after receiving the proper documentation from you and determining the proper allocations of consideration to be paid or issued to Sirius shareholders, the Exchange Agent will forward to you a bank check for the cash to which you are entitled, less all applicable tax withholdings and, for any Third Point Re common shares and the other non-cash forms of consideration contemplated under the Merger Agreement to which you are entitled, the Exchange Agent will provide you [with a Computershare account number, credit your account with the appropriate number of book-entry shares and mail you a Direct Registration Statement, in each case, shortly after closing] . If your Sirius shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to submit a form of election and how to effect the surrender of your “street name” shares in order to receive the applicable consideration for those shares. Please contact your nominee for information on how you will receive the merger consideration. 10. What happens if I sell or transfer my Sirius shares after I have made an election? If you are the record holder and you transfer your Sirius shares after you have properly made an election, such transfer will automatically revoke such prior election. If your Sirius shares are held through a bank, broker or other nominee, you must contact your broker to revoke your election and effect such transfer.Page 9

.11. What if I cannot locate my share certificate(s)? If your certificate(s) representing Sirius shares has (have) been lost, stolen or destroyed, contact Sirius’ Transfer Agent, Continental Stock Transfer & Trust Company, prior to submitting the Election Form. You may also be required to make an affidavit and post a bond in respect of such certificate(s) in accordance with the terms of the Merger Agreement prior to receiving the applicable merger consideration. 12. What are the tax consequences associated with each of the election options? If you are a U.S. holder and your Sirius shares are converted into the right to receive the merger consideration, the receipt of the merger consideration pursuant to the Merger is expected to be a taxable transaction for U.S. federal income tax purposes, though this will depend on the composition and value of the different components of the merger consideration received at the closing of the Merger. You should read “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 160 of the Proxy Statement/Prospectus for a more detailed discussion of the U.S. federal income tax consequences of the Merger to U.S. holders. You should also consult your tax advisor for a complete analysis of the particular tax consequences of the Merger to you, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws. 13. How should I send in my signed documents and share certificates? Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline. If delivering by U.S. mail: If delivering by courier: Computershare Trust Company, N.A. Computershare Trust Company, N.A. c/o Voluntary Corporate Actions c/o Voluntary Corporation Actions P.O. Box 43011 150 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021 By signing and delivering this Election Form and surrendering the certificate(s) of Sirius shares herewith delivered to the Exchange Agent, the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 106(g) of the Bermuda Companies Act with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the Sirius shares. Do not send your election materials to Third Point Re or Sirius because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent. 16. Will there be any fees associated with the exchange of my shares for the merger consideration? There will not be any fees associated with the exchange, except in certain limited circumstances, unless you need to replace lost, stolen or destroyed share certificate(s) or request a check or certificate representing Sirius shares in a name(s) other than your name. 17. How do I change my address on the Election Form? Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. 18. What do I do if I want part or all of the merger consideration paid or issued to someone else? If checks are to be payable or shares of Third Point Re common shares or the other non-cash forms of consideration contemplated under the Merger Agreement are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.6 above), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. 19. Who do I call if I have additional questions? You may contact Georgeson LLC, the Information Agent toll free at 866-828-4304.Page 10